

BANKAMERICA CORPORATION AND SUBSIDIARIES
RATIO OF EARNINGS TO FIXED CHARGES                                 EXHIBIT 12(a)
================================================================================
                                            Year Ended December 31
                            ----------------------------------------------------
(Dollars in millions)          1997       1996       1995       1994       1993
--------------------------------------------------------------------------------
EXCLUDING INTEREST ON
  DEPOSITS
Income before taxes         $10,556   $  9,311   $  8,377   $  7,010    $ 6,047
Equity in undistributed
  (earnings) losses of
  unconsolidated
  subsidiaries                  (49)        (7)       (19)       (55)       (42)
Fixed charges:
   Interest expense
   (including capitalized
   interest)                  8,219      7,082      6,354      4,572      2,735
   1/3 of net rent expense      302        282        275        250        241
--------------------------------------------------------------------------------
     Total fixed charges      8,521      7,364      6,629      4,822      2,976
--------------------------------------------------------------------------------
Earnings (excluding
  capitalized interest)     $19,026    $16,668    $14,987    $11,774    $ 8,979
--------------------------------------------------------------------------------
Fixed charges               $ 8,521    $ 7,364    $ 6,629    $ 4,822    $ 2,976
--------------------------------------------------------------------------------
  RATIO OF EARNINGS TO
    FIXED CHARGES              2.23       2.26       2.26       2.44       3.02
----------------------------====================================================

INCLUDING INTEREST ON
  DEPOSITS
Income before taxes         $10,556    $ 9,311    $ 8,377    $ 7,010    $ 6,047
Equity in undistributed
  (earnings) losses of
  unconsolidated
  subsidiaries                  (49)        (7)       (19)       (55)       (42)
Fixed charges:
   Interest expense
   (including capitalized
   interest)                 18,903     16,682     16,369     11,083      8,757
   1/3 of net rent expense      302        282        275        250        241
--------------------------------------------------------------------------------
     Total fixed charges     19,205     16,964     16,644     11,333      8,998
--------------------------------------------------------------------------------
Earnings (excluding
  capitalized interest)     $29,710    $26,268    $25,002    $18,285    $15,001
--------------------------------------------------------------------------------
Fixed charges               $19,205    $16,964    $16,644    $11,333    $ 8,998
--------------------------------------------------------------------------------
  RATIO OF EARNINGS TO
    FIXED CHARGES              1.55       1.55       1.50       1.61       1.67
----------------------------====================================================


BANKAMERICA CORPORATION AND SUBSIDIARIES
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS         EXHIBIT 12(b)
================================================================================
                                            Year Ended December 31
                            ----------------------------------------------------
(Dollars in millions)          1997       1996       1995       1994       1993
--------------------------------------------------------------------------------
EXCLUDING INTEREST ON
  DEPOSITS
Income before taxes         $10,556   $  9,311   $  8,377   $  7,010   $  6,047
Equity in undistributed
  (earnings) losses of
  unconsolidated
  subsidiaries                  (49)        (7)       (19)       (55)       (42)
Fixed charges:
   Interest expense
   (including capitalized
   interest)                  8,219      7,082      6,354      4,572      2,735
   1/3 of net rent expense      302        282        275        250        241
--------------------------------------------------------------------------------
     Total fixed charges      8,521      7,364      6,629      4,822      2,976
--------------------------------------------------------------------------------
Preferred dividend
  requirements                  183        332        426        467        466
--------------------------------------------------------------------------------
Earnings (excluding
  capitalized interest)     $19,026    $16,668    $14,987    $11,774   $  8,979
--------------------------------------------------------------------------------
Fixed charges and
  preferred dividends       $ 8,704    $ 7,696    $ 7,055    $ 5,289    $ 3,442
--------------------------------------------------------------------------------
  RATIO OF EARNINGS TO
    FIXED CHARGES AND
    PREFERRED DIVIDENDS        2.19       2.17       2.12       2.23       2.61
---------------------------=====================================================

INCLUDING INTEREST ON
  DEPOSITS
Income before taxes        $ 10,556    $ 9,311    $ 8,377    $ 7,010    $ 6,047
Equity in undistributed
  (earnings) losses of
  unconsolidated
  subsidiaries                  (49)        (7)       (19)       (55)       (42)
Fixed charges:
   Interest expense
   (including capitalized
   interest)                 18,903     16,682     16,369     11,083      8,757
   1/3 of net rent expense      302        282        275        250        241
--------------------------------------------------------------------------------
     Total fixed charges     19,205     16,964     16,644     11,333      8,998
--------------------------------------------------------------------------------
Preferred dividend
  requirements                  183        332        426        467        466
--------------------------------------------------------------------------------
Earnings (excluding
  capitalized interest)     $29,710    $26,268    $25,002    $18,285    $15,001
--------------------------------------------------------------------------------
Fixed charges and
  preferred dividends      $ 19,388   $ 17,296   $ 17,070   $ 11,800   $  9,464
--------------------------------------------------------------------------------
  RATIO OF EARNINGS TO
    FIXED CHARGES AND
    PREFERRED DIVIDENDS        1.53       1.52       1.46       1.55       1.59
---------------------------=====================================================